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The following is an article which was published by Forbes on February 28, 2022.

MoneyGram’s Post-Acquisition Plans: CEO Alex Holmes On Digital, Crypto And Beyond

Daniel Webber Contributor
Fintech
I write about international payments.

Earlier this month, remittance major MoneyGram announced that it had entered into an agreement to be acquired by private equity firm Madison Dearborn Partners, in a deal that values the company at around $1.1bn ($1.8bn including the assumed debt). Assuming that there isn’t another bid before the 30-day ‘go-shop’ period ends on March 16, this will see MoneyGram become privately traded, with its leadership, branding and headquarters remaining the same.

The deal is the biggest acquisition ever in the remittance industry, and is an unexpected move in that it comes at a time when large numbers of other players in the money transfers space are looking to go public. However, for CEO Alex Holmes, it’s an opportunity to accelerate its future development without the constraints that come with making quarterly reports to the markets.

“The opportunity to execute on our strategy and to continue to push the company forward into digital, into a broader set of financial services, without the quarterly piece is going to be beneficial to us,” he says.

“There is a bit of that short-termism in the markets, and the ability to shift away from that for a period of time is good.”

Time away will give MoneyGram the space to innovate and experiment without the need to produce instant results, and in a period of transition for remittances it could prove immensely beneficial for the company. But where does it plan to focus its efforts?

“Taking that noise away enables us to do what the company is really designed to do, which is execute our strategy and grow the cross-border platform,” explained Holmes.

“We’re also going to be doing a lot more in digital assets and crypto and blockchain over the next several years, and some people are favorable on that and some people aren’t. So taking away that volatility will be helpful for the company as well as we bridge that world and begin to look at what that strategy can be down the road.”

Major M&A deals in consumer remittances

*	Acquisition pending. Source: FXC Intelligence analysis, company announcements. FXC INTELLIGENCE

MoneyGram’s acquisition as a driver of its shift to digital

MoneyGram wants to be thought of as a digital-first company. In its own announcement about the acquisition, it described itself as “a global leader in the evolution of digital payments”. It has also invested significantly in expanding its digital presence, including offering app and web-based transfers as well as payouts to cards, wallets and bank accounts.

The company is targeting 50% of transactions to be digital by 2024, with analysis in a recent detailed report on MoneyGram’s acquisition by my own data company, FXC Intelligence, putting the share for 2022 at around 38%. Digital transactions also represented 35% of money transfer transactions at the end of Q4 2021, according to the company’s full-year earnings results, which it released shortly before my conversation with Holmes.

“We’ve been really focused on digitization, moving more money through from digital to bank accounts, and the results show that continued progress forward,” he says.

“So getting to 35% at the end of the quarter – I think we were actually at 36% for the month of December – to be able to continue to show that stair-step improvement as we move towards 50% makes me feel really, really good.”

He adds that MoneyGram is in “really good shape” to further increase focus on digital as a private company, with a tech platform that has already been “transformed”, with redesigned systems and technology alongside a strong set of people.

However, further digital innovation following the acquisition will take place away from a market that is yet to be convinced of MoneyGram as a digital company. The company’s revenue multiple of its equity market cap is less than one, slightly lower than other traditional remittance players such as Intermex and Western Union, and dramatically below 100% remittance players Remitly, which has a revenue multiple of around five, and Wise, whose revenue multiple is around 14.

This relatively low valuation relative to revenue is likely due to two factors. The first is that the bulk of revenue is still retail remittances cash-to-cash based, the second is that overall revenue has been declining for the past few years and this contrasts with the public markets that have been obsessed about valuing growth.

However, MoneyGram is exiting the public markets on a high, with promising signs for its digital offering.

“We had some of the strongest cash flow we’ve had in a very long time. Really strong margin, good EBITDA and revenue growth,” says Holmes.

“Largely driven by digital, but the revenue coming in line with where we want to be shows that we’ve got a good plan and we’re executing it well.”

Revenue multiple versus other public money transfers companies

Source: FXC Intelligence analysis, company financials. MoneyGram and Remitly are estimates based on ... [+] FXC INTELLIGENCE

The role of cash in post-acquisition MoneyGram

MoneyGram served upwards of 47 million customers in 2021, slightly over half of whom were recipients, with around a third accounting for its digital customers. However, Holmes explains that “the frequency of transactions for digital customers is about three times higher”.

Nevertheless, he rejects the idea that the cash-based retail business is a “melting ice cube” that is rapidly converting to digital in all markets, with some instead set to have a strong cash component for years to come. And even in markets where digital is on the rise, such as the US and Europe, Holmes sees a place for “small mom and pop retail” for “a while”.

“But I do think that focus on digital growth, that transformational piece, is pretty important in those markets,” he says, adding that the private setting will enable the company to make decisions about whether to continue with some retail partners.

“We may decide that it doesn’t make sense to renew a slow-growing partner that maybe is marginally not where we want it to be and we don’t think we need that growth because we think we’re going to get it from either retail, a digital direct channel or a digital partner,” he says.

“That will give us the opportunity to make some more concrete trade-off around whether it is the size of the business or is it the growth of the business that’s really creating the value. And we’ll have the opportunity to make those decisions more easily without having to tell the street.”

Making MoneyGram into a cryptocurrency major

Cryptocurrency has increasingly entered MoneyGram’s sphere of operations, first through its partnership with Ripple and more recently through partnerships with Stellar, Circle and Coinme, the latter of which the company took a minority stake in at the start of 2022.

This means that through MoneyGram partnerships, consumers in some markets can now buy bitcoin in cash; send cryptocurrency domestically and internationally and convert cryptocurrency into fiat currency. And while it is still early days, Holmes told me earlier this year that he saw significant opportunities for MoneyGram to help solve interoperability issues within the global cryptocurrency ecosystem – namely the on and off ramps between crypto and fiat currencies.

“The global money system doesn’t interoperate particularly well together, and now there’s this part of it,” he said, adding that MoneyGram was exploring being the “pass-through from the fiat world to the crypto world”, without touching the crypto itself.

“It’s nice to be forward-thinking and forward-leaning in the space, and I think it’s something that we’ll continue to push and continue to do.”

This reapplication of MoneyGram’s existing infrastructure to cryptocurrency has significant potential, but it is unlikely to bear significant financial fruit for some time, making the acquisition a key opportunity to develop the company’s offerings in this space without short-term expectations.

Holmes has indicated that the company plans to go further in this space following the acquisition. However, doing so puts it at an interesting contrast to crypto-first player Coinbase, which in February launched its first remittance service with cash payout in Mexico. This joins Facebook’s Novi in the crypto remittances space, which in October 2021 launched a pilot service from the US to Mexico.

However, while many crypto players argue that digital currencies make remittances far cheaper, the reality, particularly with increasingly expensive gas fees, is often very different, and Holmes remains skeptical of such players successfully competing on a global scale.

“Opening a corridor to send to Mexico is one thing, but managing 180 markets around the world to really serve all the customers that you want is a completely different conversation,” he says.

“Cross-border is extremely difficult, they cost a lot of money, and then when people launch these things they tend to do it for free – they’ll find out very quickly that it gets expensive.”

Holmes argues such moves are more “customer acquisition and retention strategies” than genuine moves into new business areas. He also sees the use case for cross-border crypto transfers as different from those of a traditional remittance service.

“Separate from remittance, the research that I’ve seen is that the Mexican consumer in the US that is buying crypto and wants to send it back home is doing that as a savings vehicle,” he says.

“They’re doing it because it’s cheaper and easier to buy in the US – as expensive as it is – and try to send it to Mexico to a wallet than it is to buy it in Mexico. I would be very, very surprised if people were saying, ‘Hey, I’m not going to send the money home anymore. I’m going to send bitcoin home.’ Because that to me would be a very, very tiny percent of what people are doing.”

Digital revenue share versus competitors

Source: FXC Intelligence analysis, company financials. FXC INTELLIGENCE

More customers, more products?

Away from cryptocurrency, the ability to spend money on marketing to attract customers and launch new products is likely to change as a result of the MoneyGram acquisition.

“I do think that we’ve been somewhat competitively disadvantaged on the amount of marketing money that we can throw at customer acquisition strategies,” says Holmes.

“If you look at the size of Western Union and the ability to spend cash, or you look at the amount of money that Remitly has been throwing at marketing, we’ve clearly been outpaced. I think we’ve done an amazing job, but the ability to ramp that up and throw more money at that will be helpful from a competitive perspective.”

This is likely to see MoneyGram step up marketing to attract customers to its digital products, but it also may see it join many of its contemporaries in expanding beyond the money transfers space and into the wider financial services world. This is something we’re seeing a number of other companies doing, including Ria owner Euronet and Western Union, the latter of which has been piloting a digital bank account.

Holmes says that the company is “beginning to think about rolling out new products”, with potential options including the expansion of the MoneyGram app to “make it a more fulsome wallet” as well as pushing “further into financial services.

“That’s going to take a lot of investment. So the ability to say, ‘Hey, let’s throw X, Y, or Z amount of dollars at that,’ knowing the return won’t come for several quarters, is a great way to be.”

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The proposed transactions will be submitted to the stockholders of MoneyGram International, Inc., a Delaware corporation (the “Company”), for their consideration. In connection with the proposed transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the proposed transaction. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be mailed to the stockholders of the Company.

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The information included herein contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of the Company’s stockholders; the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction or the debt financing may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that Mobius Parent Corp. is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the SEC. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.